                                                                    EXHIBIT 23.3


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated January 31, 1997, accompanying the 1996 consolidated financial statements of Citizens Bancshares Corporation and subsidiary incorporated by reference in the Form S-4 Registration Statement and Prospectus. We consent to the use of the aforementioned report in this Form S-4 Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts."


                                              PORTER KEADLE MOORE, LLP


Atlanta, Georgia
October 17, 1997